Exhibit 99.1

Skyworks Media Relations:	Skyworks Investor Relations:
Pilar Barrigas	Thomas Schiller
(949) 231-3061	(949) 231-4700
Skyworks Exceeds Revenue and Earnings Guidance in Q2 FY09
•	Delivers Revenue of $173.0 Million

•	Posts $0.12 of Fully Diluted Non-GAAP EPS

•	Generates Positive Cash Flow from Operations and Exits with $268 Million of Cash and Cash Equivalents

•	Projects Revenue and Earnings Growth in June Quarter
          WOBURN, Mass., April 23, 2009 — Skyworks Solutions, Inc. (NASDAQ: SWKS), an innovator of high reliability analog and mixed signal semiconductors enabling a broad range of end markets, today announced second fiscal quarter 2009 results. Revenue for the quarter was $173.0 million, a 14 percent decrease from $201.7 million in the year-ago period and versus guidance of $168.0 million.
          Non-GAAP operating income was $21.2 million in the second fiscal quarter with diluted earnings per share of $0.12, $0.02 better than consensus estimates. On a GAAP basis, operating loss for the second fiscal quarter was $3.7 million and diluted loss per share was $0.03, including $19.4 million of previously disclosed charges relating to the Company’s operating expense reduction initiatives.
          “Despite the challenging economic backdrop, Skyworks delivered solid financial results in the second fiscal quarter of 2009 driven by our diversification, scale advantages, fab-lite strategy and improved cost structure,” said David J. Aldrich, president and chief executive officer of Skyworks. “Offsetting general market weakness, our performance was highlighted by strength in energy management and smart grid technologies, China 3G base stations, smart phones and push-to-talk applications. At a higher level, we believe our results demonstrate that Skyworks is gaining share in the broader analog semiconductor market and is creating a highly differentiated business model.”

Q2FY09 Earnings Press Release	2-2-2
Business Highlights
•	Maintained non-GAAP gross margin of 40 percent (38 percent on a GAAP basis)

•	Reduced operating expenses by more than $25 million on an annualized basis

•	Partnered with Itron, a leading energy technology provider, to meet increasing demand for smart meter technology

•	Captured key design wins at Huawei and ZTE for 3G and 4G base station solutions

•	Unveiled a suite of low noise amplifiers targeting ultra-high performance infrastructure, GPS and satellite radio applications

•	Supported an increasingly popular e-book reading platform developed by one of the world’s largest online retailers

•	Expanded Qualcomm baseband partnership leveraging higher value front-end modules and encompassing a growing number of 2G, 3G and HSDPA reference designs

•	Named Supplier of the Year for the second consecutive time by LG Electronics
Third Fiscal Quarter 2009 Outlook
          “Although we remain cautious on the macro-economy, Skyworks intends to resume top and bottom line growth in the current quarter through share gains and participation in new markets,” said Donald W. Palette, vice president and chief financial officer of Skyworks. “Specifically, we expect June quarterly revenue to be up 5 percent sequentially with expanding margins driving non-GAAP diluted earnings per share of $0.14 - - - a 15 percent sequential improvement in profitability.”
          Estimated non-GAAP diluted earnings per share for the third fiscal quarter excludes approximately $4.6 million of FASB Statement No. 123(R) — related expenses.
          Non-GAAP results, which are a supplement to financial results based on GAAP, exclude certain charges including but not limited to share-based compensation, business restructuring charges, amortization of intangible assets, tax valuation allowance reversals, and non-recurring items. The Company believes these non-GAAP financial measures provide useful information to both management and investors by excluding certain charges and non-recurring items that may not be indicative of Skyworks’ ongoing operations and financial performance.

Q2FY09 Earnings Press Release	3-3-3
Skyworks’ Second Fiscal Quarter 2009 Conference Call
          Skyworks will host a conference call with analysts to discuss its second fiscal quarter 2009 results and business outlook today at 5:00 p.m. Eastern Daylight Time (EDT). To listen to the conference call via the Internet, please visit the investor relations section of Skyworks’ Web site. To listen to the conference call via telephone, please call 888-397-5350 (domestic) or 719-325-2208 (international), confirmation code: 5805435.
          Playback of the conference call will begin at 9:00 p.m. EDT on April 23, and end at 9:00 p.m. EDT on April 30. The replay will be available on Skyworks’ Web site or by calling 888-203-1112 (domestic) or 719-457-0820 (international), pass code: 5805435.
About Skyworks
          Skyworks Solutions, Inc. is an innovator of high reliability analog and mixed signal semiconductors. Leveraging core technologies, Skyworks offers diverse standard and custom linear products supporting automotive, broadband, cellular infrastructure, energy management, industrial, medical, military and mobile handset applications. The Company’s portfolio includes amplifiers, attenuators, detectors, diodes, directional couplers, front-end modules, hybrids, infrastructure RF subsystems, mixers/demodulators, phase shifters, PLLs/synthesizers/VCOs, power dividers/combiners, receivers, switches and technical ceramics.
          Headquartered in Woburn, Mass., Skyworks is worldwide with engineering, manufacturing, sales and service facilities throughout Asia, Europe and North America. For more information, please visit Skyworks’ Web site at: www.skyworksinc.com.
Safe Harbor Statement
          This news release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include information relating to future results and expectations of Skyworks (including certain projections and business trends). Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “forecasts,” “intends,” “believes,” “plans,” “may,” “will,” “continue,” similar expressions, and variations or negatives of these words. All such statements are subject to certain risks and uncertainties that could cause actual results to differ materially and adversely from those projected, and may affect our future operating results, financial position and cash flows.
          These risks and uncertainties include, but are not limited to: unprecedented uncertainty regarding global economic and financial market conditions; the susceptibility of the wireless semiconductor industry and the markets addressed by our, and our customers’, products to economic downturns; the timing, rescheduling or cancellation of significant customer orders and our ability, as well as the ability of our customers, to manage inventory; losses or curtailments of purchases or payments from key customers, or the timing of customer inventory adjustments; changes in laws, regulations and/or policies in the United States that could adversely affect financial markets and our ability to raise capital; our ability to develop, manufacture and market innovative products in a highly price competitive and rapidly changing technological environment; economic, social and political conditions in the countries in which we, our customers or our suppliers operate, including security and health risks, possible disruptions in transportation networks and fluctuations in foreign currency exchange rates; fluctuations in our manufacturing yields due to our complex and specialized manufacturing processes; delays or disruptions in production due to equipment maintenance, repairs and/or upgrades; our reliance on several key customers

Q2FY09 Earnings Press Release	4-4-4
for a large percentage of our sales; fluctuations in the manufacturing yields of our third party semiconductor foundries and other problems or delays in the fabrication, assembly, testing or delivery of our products; the availability and pricing of third party semiconductor foundry, assembly and test capacity and raw materials; our ability to timely and accurately predict market requirements and evolving industry standards, and to identify opportunities in new markets; uncertainties of litigation, including potential disputes over intellectual property infringement and rights, as well as payments related to the licensing and/or sale of such rights; our ability to rapidly develop new products and avoid product obsolescence; our ability to retain, recruit and hire key executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement our business and product plans; lengthy product development cycles that impact the timing of new product introductions; unfavorable changes in product mix; the quality of our products and any remediation costs; shorter than expected product life cycles; problems or delays that we may face in shifting our products to smaller geometry process technologies and in achieving higher levels of design integration; and our ability to continue to grow and maintain an intellectual property portfolio and obtain needed licenses from third parties, as well as other risks and uncertainties, including but not limited to those detailed from time to time in our filings with the Securities and Exchange Commission.
          These forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.
          Note to Editors: Skyworks, Skyworks Solutions are trademarks or registered trademarks of Skyworks Solutions, Inc. or its subsidiaries in the United States and in other countries. All other brands and names listed are trademarks of their respective companies.
# # #

SKYWORKS SOLUTIONS, INC.
UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months Ended		Six Months Ended
	April 3,	March 28,	April 3,	March 28,
(in thousands, except per share amounts)	2009	2008	2009	2008
Net revenues	$172,990	$201,708	$383,218	$412,241
Cost of goods sold	108,115	121,341	234,476	249,536

Gross profit	64,875	80,367	148,742	162,705

Operating expenses:
Research and development	28,596	36,581	63,240	70,675
Selling, general and administrative	22,794	23,346	49,895	48,633
Restructuring & other charges	15,982	—	15,982	—
Amortization of intangibles	1,246	1,871	2,395	3,803

Total operating expenses	68,618	61,798	131,512	123,111

Operating (loss) income	(3,743)	18,569	17,230	39,594

Interest expense	(808)	(1,769)	(1,947)	(3,977)
Gain on early retirement of convertible debt	—	—	2,035	—
Other (expense) income, net	(13)	1,883	1,389	3,933

(Loss) income before income taxes	(4,564)	18,683	18,707	39,550
Provision for income taxes	25	2,010	1,272	3,799

Net (loss) income	$(4,589)	$16,673	$17,435	$35,751

Earnings per share:
Basic	$(0.03)	$0.10	$0.11	$0.22
Diluted	$(0.03)	$0.10	$0.11	$0.22
Weighted average shares:
Basic	165,997	161,165	165,426	160,742
Diluted	165,997	162,982	165,981	162,740

SKYWORKS SOLUTIONS, INC.
UNAUDITED RECONCILIATION OF NON-GAAP MEASURES

	Three Months Ended		Six Months Ended
	April 3,	March 28,	April 3,	March 28,
(in thousands)	2009	2008	2009	2008

GAAP gross profit	$64,875	$80,367	$148,742	$162,705
Share-based compensation expense [a]	828	677	1,737	1,511
Cost of goods sold adjustments [d]	3,458	—	3,458	—
Acquisition related expense [c]	—	336	—	951

Non-GAAP gross profit	$69,161	$81,380	$153,937	$165,167

Non-GAAP gross margin %	40.0%	40.3%	40.2%	40.1%

	Three Months Ended		Six Months Ended
	April 3,	March 28,	April 3,	March 28,
(in thousands)	2009	2008	2009	2008

GAAP operating (loss) income	$(3,743)	$18,569	$17,230	$39,594
Share-based compensation expense [a]	4,264	5,643	10,853	10,650
Cost of goods sold adjustments [d]	3,458	—	3,458	—
Selling, general and administrative adjustments [b]	(150)	(502)	(399)	(502)
Acquisition related expense [c]	—	336	—	951
Amortization of intangible assets [c]	1,246	1,871	2,395	3,803
Deferred executive compensation	163	—	326	—
Restructuring & other charges [d]	15,982	—	15,982	—

Non-GAAP operating income	$21,220	$25,917	$49,845	$54,496

	Three Months Ended		Six Months Ended
	April 3,	March 28,	April 3,	March 28,
(in thousands)	2009	2008	2009	2008

GAAP net (loss) income	$(4,589)	$16,673	$17,435	$35,751
Share-based compensation expense [a]	4,264	5,643	10,853	10,650
Cost of goods sold adjustments [d]	3,458	—	3,458	—
Selling, general and administrative adjustments [b]	(150)	(502)	(399)	(502)
Acquisition related expense [c]	—	336	—	951
Amortization of intangible assets [c]	1,246	1,871	2,395	3,803
Deferred executive compensation	163	—	326	—
Restructuring & other charges [d]	15,982	—	15,982	—
Gain on early retirement of convertible debt [e]	—	—	(2,035)	—
Tax adjustments [f]	(369)	1,313	(369)	2,534

Non-GAAP net income	$20,005	$25,334	$47,646	$53,187

	Three Months Ended		Six Months Ended
	April 3,	March 28,	April 3,	March 28,
	2009	2008	2009	2008

GAAP net (loss) income per share, diluted	$(0.03)	$0.10	$0.11	$0.22
Share-based compensation expense [a]	0.02	0.04	0.06	0.07
Cost of goods sold adjustments [d]	0.02	—	0.02	—
Selling, general and administrative adjustments [b]	—	—	—	(0.01)
Acquisition related expense [c]	—	—	—	0.01
Amortization of intangible assets [c]	0.01	0.01	0.01	0.02
Restructuring & other charges [d]	0.10	—	0.10	—
Gain on early retirement of convertible debt [e]	—	—	(0.01)	—
Tax adjustments [f]	—	0.01	—	0.02

Non-GAAP net income per share, diluted	$0.12	$0.16	$0.29	$0.33

[a]	These charges represent expense recognized in accordance with FASB Statement No. 123(R), Share-Based Payment. Approximately $0.8 million, $1.2 million and $2.3 million were included in cost of goods sold, research and development expense and selling, general and administrative expense, respectively, for the three months ended April 3, 2009. Approximately $1.7 million, $2.8 million and $6.3 million were included in cost of goods sold, research and development expense and selling, general and administrative expense, respectively, for the six months ended April 3, 2009.

For the three months ended March 28, 2008, approximately $0.7 million, $2.6 million and $2.3 million were included in cost of goods sold, research and development expense and selling, general and administrative expense, respectively. For the six months ended March 28, 2008, approximately $1.5 million, $3.8 million and $5.3 million were included in cost of goods sold, research and development expense and selling, general and administrative expense, respectively.

[b]	On October 2, 2006, the Company announced that it was exiting its baseband product area. For the three months and six months ended April 3, 2009, selling, general and administrative adjustments of $0.2 million and $0.4 million, respectively, represent a recovery of bad debt expense on specific accounts receivable associated with baseband product.

For the three months and six months ended March 28, 2008, selling, general and administrative adjustments of $0.5 million represent a recovery of bad debt expense on specific accounts receivable associated with baseband product.

[c]	During the first quarter of fiscal 2008, Skyworks acquired Freescale Semiconductor’s power amplifier and front-end module product line. The purchase accounting charges recognized during the three months ended April 3, 2009 include $0.6 million amortization of acquisition related intangibles. Amortization expense of $0.6 million primarily relates to a previous business combination.

The purchase accounting charges recognized during the six months ended April 3, 2009 include $1.2 million amortization of acquisition related intangibles. Amortization expense of $1.2 million primarily relates to a previous business combination.

The purchase accounting charges recognized during the three months ended March 28, 2008 include $1.6 million amortization of acquisition related intangibles. Of the $1.6 million, $0.3 million was included in cost of sales. Amortization expense of $0.6 million relates to a previous business combination.

The purchase accounting charges recognized during the six months ended March 28, 2008 include a $0.6 million charge to cost of sales related to the sale of acquisition related inventory and $2.9 million amortization of acquisition related intangibles. Of the $2.9 million, $0.3 million was included in cost of sales. Amortization expense of $1.2 million relates to a previous business combination.

[d]	On January 22, 2009, the Company implemented a restructuring plan to realign its costs given current business conditions. The plan reduced global headcount by approximately 4%, or 150 employees.

The total charges related to the plan were $19.4 million. Due to accounting classifications, the charges associated with the plan are recorded in various lines and are summarized as follows:

Cost of goods sold adjustments include approximately $3.5 million of inventory write-downs.

Restructuring and other charges primarily consisted of $4.5 million related to severance and benefits, $5.6 million related to the impairment of long-lived assets, $2.0 million related to lease obligations, $2.3 million related to the impairment of technology licenses and design software and $1.5 million related to other charges.

[e]	The gain recorded during the first quarter of fiscal 2009 relates to the early retirement of $40.5 million of the Company’s 1.50% convertible subordinated notes. The notes were retired at a gain of approximately $2.9 million offset by a $0.9 million write-off of deferred financing costs.

[f]	During the three months and six months ended April 3, 2009, this charge primarily relates to the Company’s application of its annual cash tax rate to non-GAAP income.

During the three months and six months ended March 28, 2008, these charges primarily represent a non-cash tax charge related to the utilization of pre-merger deferred tax assets.
The above non-GAAP measures are based upon our unaudited consolidated statements of operations for the periods shown. These non-GAAP financial measures are provided to enhance the user’s overall understanding of our current financial performance and our prospects for the future. Specifically, we believe the non-GAAP financial measures provide useful information to both management and investors by excluding certain charges and non-recurring items that we believe are not indicative of our ongoing operations and financial performance. Additionally, since we have historically reported non-GAAP results to the investment community, the inclusion of non-GAAP financial measures provides consistency in our financial reporting. Further, these non-GAAP financial measures are one of the primary indicators management uses for planning and forecasting in future periods. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

SKYWORKS SOLUTIONS, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

	April 3,	Oct. 3,
(in thousands)	2009	2008
Assets
Current assets:
Cash and cash equivalents	$267,913	$231,066
Accounts receivable, net	112,130	146,710
Inventories	91,753	103,791
Prepaid expenses and other current assets	14,838	13,089
Property, plant and equipment, net	163,576	173,360
Goodwill and intangible assets, net	502,242	503,417
Other assets	61,852	64,666

Total assets	$1,214,304	$1,236,099

Liabilities and Equity
Current liabilities:
Credit facility	$50,000	$50,000
Convertible notes	50,000	—
Accounts payable	48,098	58,527
Accrued liabilities and other current liabilities	35,195	40,213
Long-term debt	47,116	137,616
Other long-term liabilities	4,965	5,527
Stockholders’ equity	978,930	944,216

Total liabilities and equity	$1,214,304	$1,236,099